UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

                             December 6, 2005
Date of Report   (Date of earliest event reported)

      The Hershey Company
(Exact name of registrant as specified in its charter)

                                Delaware
(State or other jurisdiction of incorporation)

1-183 (Commission File Number)	23-0691590 (IRS Employer Identification No.)

    100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices)    (Zip Code)

Registrant's telephone number, including area code:  (717)  534-6799

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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INFORMATION TO BE INCLUDED IN REPORT

Item 1.01 Entry Into a Material Definitive Agreement

On December 6, 2005, the Board of Directors of The Hershey Company approved an increase in non-employee director compensation effective January 1, 2006. The increase was approved following a review of competitive data that disclosed the need to adjust director compensation upward to be at the mid-point of compensation paid to directors at a peer group of food, beverage and consumer packaged goods companies the Board uses for benchmarking non-employee director compensation.

The charts below show non-employee director compensation in 2005 and as approved for 2006.

2005 Directors' Compensation

Annual Retainer	$55,000

Annual Restricted Stock Unit Grant	$80,000

Annual Retainer for Committee Chairs	$ 5,000

2006 Directors' Compensation

Annual Retainer	$ 65,000

Annual Restricted Stock Unit Grant	$100,000

Annual Retainer for Committee Chairs	$ 5,000
(except Audit Committee Chair)

Annual Retainer for Audit Committee Chair	$ 10,000

Except as provided above, all other terms and conditions regarding director compensation remain as outlined in the Company’s Proxy Statement for the 2005 Annual Meeting of Stockholders, filed March 10, 2005. Information regarding director compensation will also be provided in the Company’s Proxy Statement for the 2006 Annual Meeting of Stockholders, which will be filed in March 2006.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 7, 2005

                 THE HERSHEY COMPANY

By:     /s/David J. West
David J. West
              Senior Vice President,
               Chief Financial Officer

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